                                                                   Exhibit 10.62
[GUPTA LOGO]
                                SERVICE AGREEMENT

      SERVICE AGREEMENT made MARCH 27, 2002 (the "Effective Date") between GUPTA TECHNOLOGIES, LLC ("GUPTA"), a Delaware limited liability having offices at 975 Island Drive, Redwood Shores, CA, 94065, USA and OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("Service Provider"), a California corporation having offices at 14798 Wicks Blvd, San Leandro CA 94577, USA.

      WHEREAS, the parties desire to set forth the terms and conditions upon which GUPTA may from time to time obtain Service Provider's services.

      NOW, THEREFORE, the parties agree as follows:

      1. Term. The term of this Service Agreement shall begin on the Effective Date and shall continue in force for one (1) year ("Term") unless terminated earlier as herein provided. GUPTA shall have the right to terminate this Service Agreement, or any Work Order under this Service Agreement, at any time upon seven (7) days notice. Service Provider may terminate this Service Agreement by giving GUPTA written notice, such termination to be effective upon completion of any and all outstanding Work Orders.

      2. Scope of Work. Each individual Work Order issued by GUPTA shall have one or more statement(s) of work ("SOW") attached thereto and made a part thereof in which specific assignments shall be authorized. Individual Work Orders shall be on a firm and fixed price ("Fixed Price") basis unless the Work Order specifically provides for work to be on a time and materials ("Time and Materials") basis. In the event a Work Order for Time and Materials work contains a dollar limitation, GUPTA shall not be liable (under any legal theory) for work in excess of such limitation. Each Work Order and related SOWs, including and any and all future SOWs, when executed by an authorized representative of each party, shall be made part of this Service Agreement by reference herein.

      3. Compensation. Service Provider's compensation for the services authorized by the Work Order to this Service Agreement is set forth in Exhibit A ("Work Order Number ___"), or is as set forth in any subsequent Work Orders to this Service Agreement.

      4. Taxes, Benefits and Licenses. Service Provider agrees that Service Provider is solely responsible for the following with respect to its business and its employees or agents: (a) the payment of all federal, state, and local taxes and all appropriate deductions or withholdings, unless otherwise provided for in Exhibit A to this Service Agreement; (b) the payment or provision of any unemployment insurance benefits, state disability benefits, vacation, overtime or holiday pay, health, medical, dental or group insurance or any pension or profit sharing; (c) obtaining any applicable business or other commercial licenses; and (d) the hiring, firing, supervising and payment of compensation or other benefits to any agent, independent contractor, employee or assistant engaged by Service Provider (with the approval of GUPTA's Project Manager) to perform any aspect of the Work Order.

      5. Charges. Unless otherwise agreed to, Service Provider shall be responsible for providing all necessary administrative or support services required for performance under the Work Order, including, but not limited to, secretarial, duplicating and office services/support. If performing on a Time and Materials basis, Service Provider shall bill GUPTA monthly for charges actually incurred under the Work Order. If performing on a Fixed Price basis, Service Provider shall bill GUPTA upon successful completion of all work set forth in the Work Order. It is understood by Service Provider that GUPTA is

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[GUPTA LOGO]

not obligated to pay Service Provider for any work performed or expenses incurred unless expressly authorized under a Work Order signed by GUPTA.

      6. Status of Parties, Insurance. Service Provider shall be, and at all times during this Service Agreement shall remain, an independent contractor vis-a-vis GUPTA. Neither Service Provider nor its employees, if any, performing work under this Service Agreement shall have any rights to GUPTA's usual employee fringe benefits, including, but not limited to, workers' compensation benefits, and in no event is any contract of agency or employment intended. Service Provider shall maintain statutory worker's compensation insurance and, whenever Service Provider or its employees, if any, are on GUPTA's or its customer's premises, Service Provider shall maintain public liability insurance in an amount of not less than One Million Dollars ($1,000,000.00) per occurrence. Service Provider shall comply with all applicable laws concerning its employees, if any, including but not limited to the Immigration Control Act of 1986, Fair Labor Standards Act and applicable wage and hour laws. Service Provider shall assume all responsibility and liability for the actions or omissions of its employees, if any, performing work pursuant to this Service Agreement.

      7. Indemnity.

            7.1 Except for a breach of Paragraphs 7.2, 9 or 11.1, Service Provider shall not be liable for any indirect or consequential damages incurred by GUPTA (including but not limited to business loss, tax penalties or other liabilities to any government authority, loss of profits, business interruption or loss or corruption of data) and arising from use of Millennium Compliance - Year 2000 compliance- thereof OR consulting services even if Service Provider was previously informed of the possibility of such damages.

            7.2 Service Provider shall indemnify and hold GUPTA harmless from any award of costs and damages against GUPTA and shall pay any settlement costs for any action of infringement of any third party copyright, patent right, trade secret or any other intellectual property right as a result of providing services under this Service Agreement and not in combination with other items, including modifications or enhancements not provided by Service Provider if the infringement would not have occurred if such the other items were not introduced; provided Service Provider is directly responsible for such infringement and GUPTA permits Service Provider to defend, compromise or settle same and gives Service Provider all available information, reasonable assistance and authority to enable Service Provider to do so.

            7.3 GUPTA shall indemnify and hold Service Provider harmless from any award of costs and damages against Service Provider for any action of infringements of any third party copyright, patent right, trade secret or any other intellectual property right as a direct result of Gupta providing source code and other software, manuals, modules etc. under this Service Agreement to Service Provider; provided Service Provider (a) provides immediate notice of any such action or claim; (b) permits GUPTA to defend, compromise or settle same and
(c) gives GUPTA all available information, reasonable assistance and authority to enable GUPTA to do so.

      8. Duties. Service Provider's duties shall include, as applicable, the use of its skill and knowledge in completing the authorized Work Order and the completion of reasonable documentation as shall be required by GUPTA to describe the content, purpose, methods and operation of any programs and procedures created by Service Provider.

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[GUPTA LOGO]

      9. Intellectual Property. Service Provider shall immediately call to the attention of GUPTA, and shall on demand at any time during or after the term of this Service Agreement, absolutely and without reservation assign, transfer, and set over to GUPTA all right, title and interest of Service Provider in and to any product, improvement, or process which may directly or indirectly be utilized in connection herewith, which Service Provider may discover, make, invent, conceive, develop, or design, solely or jointly with others, during performance of a Work Order, or which was directly or indirectly discovered, made, invented, conceived, developed or designed on the basis of an idea or ideas of Service Provider, conceived, developed or designed on GUPTA's time or at the expense of GUPTA. Service Provider covenants and agrees to sign any papers and do all rightful acts or things necessary or appropriate to secure for GUPTA or its successors or assigns, any and all rights, title and interest relating to such product, improvement, or process, including patents and copyrights in the United States and foreign countries. Service Provider agrees that any work performed hereunder shall be considered a "Work for Hire" and, that for purposes of 17 U.S. Code Section 201 (b), GUPTA owns all rights comprised in any copyright obtained or obtainable by Service Provider. Service Provider shall have no right to adapt, modify or create derivative works of GUPTA's software or documentation except as specifically authorized by GUPTA, and then solely to perform services for GUPTA pursuant to a Work Order. Service Provider may not use any such derivative work for any other purposes, and may not in any event distribute them to any third party including other GUPTA licensees.

      10. Infringement Warranty. Service Provider warrants that any writings, proposals, products, systems, improvements, or processes which Service Provider designs for GUPTA or for GUPTA's customers in any work performed under this Service Agreement will in no manner whatsoever infringe upon the patents, patent applications, trade secrets, copyrights or trademarks of Service Provider or any third party and that GUPTA shall have full and unencumbered rights thereto.

      11. Restrictive Covenants.

            11.1. Service Provider shall hold Confidential Information of GUPTA, its customers, and licensors in confidence, and without written permission from GUPTA will not disclose to any person or use for its own benefit, any such information. "Confidential Information" includes without limitation the terms of this Service Agreement, computer software programs developed or licensed by GUPTA, including all documentation and methods or concepts utilized therein, all adaptations and modifications thereto and derivative works thereof, and related materials and information. Confidential Information also includes any other information identified by GUPTA, its licensors, or customers as proprietary or confidential, or which would reasonably be understood under the circumstances to be confidential. All Confidential Information shall remain the sole property of GUPTA. Information will not be considered to be Confidential Information if (i) available to the public other than by a breach of this Service Agreement; (ii) rightfully received from a third party not in breach of any obligation of confidentiality; (iii) independently developed by a party without access to Confidential Information of GUPTA; (iv) known to the Service Provider at the time of disclosure; (v) produced in compliance with applicable law or a court order, provided GUPTA is given notice and opportunity to intervene; or (vi) it does not constitute a trade secret and more than five (5) years have elapsed from the date of disclosure. In addition to any other rights or remedies available, GUPTA shall be entitled to enforcement of such obligations by court injunction. GUPTA may require Service Provider's employees, if any, performing work on behalf of Service Provider pursuant to a Work Order hereunder to execute an Acknowledgment Agreement in the form of Exhibit A acknowledging that any information learned in the course of work performed pursuant to a Work Order is governed by the terms of this Service Agreement.

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            11.2 During the Term of this Service Agreement, and for one (1) year after termination of this Service Agreement, both parties agree not to directly or indirectly solicit for employment any employees of the other.

            11.3 Service Provider will not issue a press release or other public statement regarding Service Provider's relationship with GUPTA or this Service Agreement without the advance written consent of GUPTA.

      12. Miscellaneous.

            12.1. All prior or contemporaneous agreements, contracts, proposals, promises, and representations, if any, between the parties or their representatives with respect to the subject matter hereof are superseded by, and merged into, this Service Agreement and this Service Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. No waiver or modification of the terms hereof shall be valid unless in a writing signed by the party to be charged and then only to the extent therein set forth. Neither the course of dealings between the parties nor trade usage shall act to modify the terms of this Service Agreement. Any provisions set forth on the back of the Work Order shall not be applicable if in conflict with this Service Agreement.

            12.2. If any portion of this Service Agreement is determined by any court of competent jurisdiction or caused by Federal or State action to be wholly or partially unenforceable, for any reason, such unenforceability shall not affect the balance hereof.

            12.3. All notices and communications between the parties shall be in writing and sent by (i) certified mail, return receipt requested, (ii) overnight courier, or (iii) facsimile (with original to follow) to the address of such party as set forth at the beginning of this Service Agreement (addressed in the case of GUPTA to the attention of the Legal Department), or to such other address(es) of which notice is given in accordance with this section, and shall be deemed given when received.

            12.4. This Service Agreement shall be governed by and interpreted under the law of the State of California.

            12.5 This Service Agreement shall not be assignable by Service Provider without the written consent of GUPTA.

      IN WITNESS WHEREOF, the parties have caused this Service Agreement to be executed by their duly authorized representatives as of the date first above written.

OFFSHORE DIGITAL SERVICES INC., DBA SONATA         GUPTA
           Service Provider

By: ____________________________                   By: ______________________

Printed Name: __________________                   Printed Name: ____________

Title: _________________________                   Title: ___________________

Taxpayer Identification Number: __________________________

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[GUPTA LOGO]

                                    EXHIBIT A

                                   WORK ORDER
                                   NUMBER ONE

      THIS WORK ORDER is attached to and made a part of the Service Agreement dated MARCH 27, 2002 between GUPTA TECHNOLOGIES, LLC ("GUPTA") and OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("Service Provider"). Service Provider and GUPTA hereby agree that Service Provider will perform the following services for the benefit, and pursuant to the request, of GUPTA on the terms and conditions set forth below and in the Service Agreement. In the event the terms set forth below are inconsistent with, or otherwise conflict with, the terms and conditions of the Service Agreement, the terms of this Work Order shall govern for purposes of the work to be performed hereunder.

DUTIES: Specific assignments shall be authorized in the statement(s) of work ("SOW"), attached hereto and made a part hereof (including any subsequent SOWs to this Work Order). Each SOW, including any and all future SOWs, when executed by an authorized representative of each party, shall be made part of both this Work Order and the Service Agreement by reference herein.

The services described in this Work Order shall be performed on behalf of Service Provider by:

NAME OF SERVICE PROVIDER'S EMPLOYEE OR AGENT            JOB TITLE
--------------------------------------------         ----------------
Sanjay Bhosle                                        Project Lead
Muralidhara Kempasagara                              QA Lead
Sanjay Arora                                         Developer/Tester
Vinoo Uttarkar                                       Developer/Tester

Service Provider understands and agrees that it must obtain GUPTA's prior written consent as to each and every employee or agent (other than those listed above) that it intends to have perform the services under in this Work Order.

A detailed description of the services to be performed by Service Provider is as specified in the statement(s) of work ("SOW"), attached hereto and made a part hereof (including any subsequent SOWs to this Work Order).

COMPENSATION:

      Service Provider shall be compensated on a time and materials basis for the duties to be performed pursuant to this Work Order. Service Provider and GUPTA recognize and agree that Service Provider shall complete the duties specified in each SOW on or before the completion date that is specified in each SOW. Service Provider shall be compensated at a rate equal to $9,000 (Nine thousand U.S. Dollars) per month.

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[GUPTA LOGO]

The monthly compensation is based on Service Provider providing a team of four
(4) employees or agents with each such employee or agent providing 170 (one hundred and seventy) personhours of work per month. The number of personhours has a contingency of +/- 5% (five percent); any effort outside this contingency must be pre-approved in writing by GUPTA. The total fee paid to Service Provider for services provided pursuant to this Work Order until its termination date on March 26, 2003 is not to exceed $125,000 (One hundred twenty-five thousand U.S. Dollars), unless this Service Agreement is terminated earlier as herein provided.

      All Service Provider invoices must be accompanied by a signed copy of each corresponding Service Provider employee's or agent's timesheet, and should be sent by Service Provider directly to: Gupta Technologies, LLC, Accounts Payable Department, 975 Island Drive, Redwood Shores, CA 94065, Attn: Accounts Payable Administrator. Provided that Accounts Payable department has received an invoice approved by the designated Gupta Project Manager, all invoices are due and payable by GUPTA Net 30 (thirty) days after receipt of the applicable invoice by GUPTA's Accounts Payable Department.

      Service Provider agrees that no compensation will be due from GUPTA beyond what has been expressly outlined in this Exhibit A, unless approved in writing in advance by GUPTA.

      IN WITNESS WHEREOF, the parties have caused this Work Order to be executed by their authorized representatives as of the date first above written.

OFFSHORE DIGITAL SERVICES INC., DBA SONATA        GUPTA
           Service Provider

By: ___________________________                   By: ________________________

Printed Name: _________________                   Printed Name: ______________

Title: ________________________                   Title: ______________________

Taxpayer Identification Number: ______________________________

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[GUPTA LOGO]

                                    EXHIBIT B

                            ACKNOWLEDGEMENT AGREEMENT

__________________("Service Provider's Employee") acknowledges that GUPTA TECHNOLOGIES, LLC'S ("GUPTA") software systems, all adaptations and modifications thereto, and all derivative works thereof are and shall be deemed to be the sole property of GUPTA. Service Provider's Employee acknowledges that certain obligations of confidentiality with respect to such software and with respect to GUPTA's business and that of its customers are imposed upon OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("Service Provider"), on behalf of itself and its employees, pursuant to the Service Agreement dated MARCH 27, 2002 between GUPTA and Service Provider.

                                       _________________________________________
                                       Service Provider's Employee

                                       Printed name: ___________________________

                                       Address: ________________________________

                                                ________________________________

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[GUPTA LOGO]
                               ADDENDUM ONE TO THE
                                SERVICE AGREEMENT
                                     BETWEEN
                        GUPTA TECHNOLOGIES, LLC ("GUPTA")
                                       AND
         OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("SERVICE PROVIDER")

This Addendum One (the "Addendum"), effective March 28, 2003 ("Effective Date"), to the Service Agreement dated March 27, 2002 (the "Agreement", is between GUPTA TECHNOLOGIES, LLC ("GUPTA"), a Delaware limited liability company with corporate offices at 975 Island Drive, Redwood Shores, CA, 94065, USA, and OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("Service Provider"), a California corporation having offices at 14798 Wicks Blvd, San Leandro CA 94577, USA.

WHEREAS, GUPTA and Service Provider have agreed to modify the terms and conditions of the Agreement via this Addendum; and

NOW, THEREFORE, GUPTA and Service Provider agree, as follows:

1. Conflicts, Use of Terms: Where applicable, the defined terms in the Agreement and in this Addendum shall convey the same meanings. The terms and conditions contained in this Addendum are hereby incorporated into the Agreement by reference made herein. Notwithstanding the foregoing, in the event of conflict between the terms and conditions of the Agreement and this Addendum, the terms and conditions of this Addendum shall prevail.

2.    Agreement Renewal: The Agreement is hereby renewed for the Term of this
      Addendum: March 28, 2003 ("Effective Date") through March 27, 2004.

3. Addition of Exhibit C ("Work Order Number Two"): "Work Order Number Two" (attached hereto as Exhibit 1 to this Addendum Number One) is hereby attached to and incorporated into the Agreement as Exhibit C.

4. No Other Modifications: Other than as provided in this Addendum above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed on the dates indicated below, and effective as of the dates specified hereinabove:

      SERVICE PROVIDER:                             GUPTA TECHNOLOGIES, LLC:

      By: ________________________                  By: ________________________

      Name: ______________________                  Name: ______________________

      Title: _____________________                  Title: _____________________

      Date: ______________________                  Date: ______________________

Service Provider__________                                        GUPTA_________

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[GUPTA LOGO]

                                    EXHIBIT C

                   to Gupta Agreement No. 02-OSA-8412-SONA-00

                                   WORK ORDER
                                   NUMBER TWO

      THIS WORK ORDER is attached to and made a part of the Service Agreement dated MARCH 27, 2002 between GUPTA TECHNOLOGIES, LLC ("GUPTA") and OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("Service Provider"). Service Provider and GUPTA hereby agree that Service Provider will perform the following services for the benefit, and pursuant to the request, of GUPTA on the terms and conditions set forth below and in the Service Agreement. In the event the terms set forth below are inconsistent with, or otherwise conflict with, the terms and conditions of the Service Agreement, the terms of this Work Order shall govern for purposes of the work to be performed hereunder.

DUTIES: Specific assignments shall be authorized in the statement(s) of work ("SOW"), attached hereto and made a part hereof (including any subsequent SOWs to this Work Order). Each SOW, including any and all future SOWs, when executed by an authorized representative of each party, shall be made part of both this Work Order and the Service Agreement by reference herein.

The services described in this Work Order shall be performed on behalf of Service Provider by:

NAME OF SERVICE PROVIDER'S EMPLOYEE OR AGENT             JOB TITLE
--------------------------------------------          ----------------
TD QA TEAM
Sanjay Bhosle                                         Project Lead
Muralidhara Kempasagara                               QA Lead
Sailaja N.S.                                          Developer/Tester
Vinoo Uttarkar                                        Developer/Tester

SB QA TEAM
Madhan Kumar Rajendran                                Developer/Tester
Kalyan Chakravarthy V.                                Developer/Tester

TD MAINTENANCE TEAM
Santosh Siddheshwar                                   Developer/Tester
Syed Buhari                                           Developer/Tester
Mahesh BS                                             Developer/Tester

Service Provider understands and agrees that it must obtain GUPTA's prior written consent as to each and every employee or agent (other than those listed above) that it intends to have perform the services under in this Work Order.

A detailed description of the services to be performed by Service Provider is as specified in the statement(s) of work ("SOW"), attached hereto and made a part hereof (including any subsequent SOWs to this Work Order).

Service Provider__________                                        GUPTA_________

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[GUPTA LOGO]

COMPENSATION:

      Service Provider shall be compensated on a Time and Materials basis for the duties to be performed pursuant to this Work Order during the term of this Work Order, from March 27, 2003 (the "Effective Date") to March 26, 2004 (the "Term"). Service Provider shall complete the duties specified in each SOW on or before the completion date specified in each SOW. Service Provider shall be compensated at a rate equal to $2,250 (Two thousand two hundred fifty U.S. Dollars) per month for each employee or agent of Service Provider, which monthly compensation is based on each such employee or agent providing 170 (one hundred and seventy) personhours of work per month. The number of personhours per month has a contingency of +/- 5% (five percent); any effort outside this contingency must be pre-approved in writing by GUPTA. As of the Effective Date of the Term, Service Provider has nine (9) employees or agents on its team ("Team"); GUPTA reserves the right, in its sole discretion, to reduce or increase the number of employees or agents on the Team on an as-needed basis, with the requirement that any such reduction or increase be pre-approved in writing by GUPTA. Should GUPTA authorize a change in the number of employees or agents on the Team, the monthly compensation due to Service Provider will be reduced or increased accordingly by $2,250 (Two thousand two hundred fifty U.S. Dollars) per employee or agent. For services provided during the Term pursuant to this Work Order Number Two, until its termination date on March 26, 2004, compensation will only be paid for actual services provided, and the maximum total fees paid to Service Provider shall not exceed $260,000 (Two hundred sixty thousand U.S. Dollars) unless pre-approved in writing by GUPTA. This maximum sum is calculated based on a Team of nine (9) members; if GUPTA authorizes a change in the number of members on the Team, the maximum fees will be reduced or increased accordingly.

      All invoices should be sent by Contractor directly to: Gupta Technologies, LLC, Accounts Payable Department, 975 Island Drive, Redwood Shores, CA 94065,
Attn: Accounts Payable Administrator. Provided the Accounts Payable Department has received written acceptance of the Deliverable(s) from the designated GUPTA Project Manager, all invoices are due and payable by GUPTA within 30 (thirty) days after receipt of the applicable invoice by GUPTA's Accounts Payable Department.

      Contractor agrees that no compensation will be due from GUPTA beyond what has been expressly outlined in this Exhibit C, unless approved in writing in advance by GUPTA.

      IN WITNESS WHEREOF, the parties have caused this Work Order to be executed by their authorized representatives as of the date first above written.

OFFSHORE DIGITAL SERVICES INC., DBA SONATA          GUPTA
     Service Provider

By: _________________________________               By: ________________________

Printed Name: _______________________               Printed Name: ______________

Title: ______________________________               Title: _____________________

Date:__________________________                     Date:_______________________

Taxpayer Identification Number: __________________________

Service Provider__________                                        GUPTA_________

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                               ADDENDUM TWO TO THE
                                SERVICE AGREEMENT
                                     BETWEEN
                        GUPTA TECHNOLOGIES, LLC ("GUPTA")
                                       AND
         OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("SERVICE PROVIDER")

This Addendum Two ("Addendum"), to the Service Agreement dated March 27, 2002 (the "Agreement"), as amended by Addendum One dated March 28, 2003 ("Addendum One"), is between GUPTA TECHNOLOGIES, LLC ("GUPTA"), a Delaware limited liability company with corporate offices at 975 Island Drive, Redwood Shores, CA, 94065, USA, and OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("Service Provider"), a California corporation having offices at 14798 Wicks Blvd, San Leandro CA 94577, USA.

WHEREAS, GUPTA and Service Provider have agreed to modify the terms and conditions of the Agreement via this Addendum; and

NOW, THEREFORE, GUPTA and Service Provider agree, as follows:

1. Conflicts, Use of Terms: Where applicable, the defined terms in the Agreement and in this Addendum shall convey the same meanings. The terms and conditions contained in this Addendum are hereby incorporated into the Agreement by reference made herein. Notwithstanding the foregoing, in the event of conflict between the terms and conditions of the Agreement and this Addendum, the terms and conditions of this Addendum shall prevail.

2.    Term of the Addendum: July 21, 2003 ("Effective Date") through March 27,
      2004.

3.    Addition of Statements of Work to Work Order Number Two: Pursuant to
      Section 2 of the Agreement and the "Duties" provision of Work Order Number Two, the following Statements of Work ("SOW") (attached hereto as exhibits to this Addendum) are hereby attached to and incorporated into the Work Order Number Two to the Agreement:

      (a) SOW for Migration of Client-Server Applications to the Web: Attached hereto as Exhibit A is the SOW for Migration of Client-Server Applications to the Web. Under this SOW, Service Provider will provide GUPTA with consulting, development, documentation, and testing regarding (i) sample client-server applications using Team Developer and (ii) the migration of those sample applications to the Web using Re-usable mode, as detailed in the SOW document attached hereto.

      (b) SOW for Development of Installer for Team Developer: Attached hereto as Exhibit B is the SOW for Development of Installer for Team Developer. Under this SOW, Service Provider will provide GUPTA with consulting, development, documentation, and testing regarding the Installer for Team Developer, as detailed in the SOW document attached hereto.

4. Addition of New Service Provider Employees / Agents: The following individuals are hereby added to and incorporated into the list of Employees / Agents set forth in Work Order Number Two:

NAME OF SERVICE PROVIDER'S EMPLOYEE OR AGENT                JOB TITLE
--------------------------------------------                ---------
Nagendra H. N.                                              QA
Venkat Reddy                                                Developer

5. Modification of "Compensation" Section of Work Order Number Two: The "Compensation" Section of Work Order Number Two is hereby deleted in its entirety and replaced with the following:

Service Provider__________                                        GUPTA_________

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[GUPTA LOGO]

      COMPENSATION:

            Service Provider shall be compensated on a Time and Materials basis for the duties to be performed pursuant to this Work Order during the term of this Work Order, from March 27, 2003 (the "Effective Date") to March 26, 2004 (the "Term"). Service Provider shall complete the duties specified in each SOW on or before the completion date specified in each SOW. Service Provider shall be compensated at a rate equal to $2,250 (Two thousand two hundred fifty U.S. Dollars) per month for each employee or agent of Service Provider, which monthly compensation is based on each such employee or agent providing 170 (one hundred and seventy) personhours of work per month. The number of personhours per month has a contingency of +/- 5% (five percent); any effort outside this contingency must be pre-approved in writing by GUPTA. As of the Effective Date of the Term, Service Provider has eleven (11) employees or agents on its team ("Team"); GUPTA reserves the right, in its sole discretion, to reduce or increase the number of employees or agents on the Team on an as-needed basis, with the requirement that any such reduction or increase be pre-approved in writing by GUPTA. Should GUPTA authorize a change in the number of employees or agents on the Team, the monthly compensation due to Service Provider will be reduced or increased accordingly by $2,250 (Two thousand two hundred fifty U.S. Dollars) per employee or agent. For services provided during the Term pursuant to this Work Order Number Two, until its termination date on March 26, 2004, compensation will only be paid for actual services provided, and the maximum total fees paid to Service Provider shall not exceed $300,000 (Three hundred thousand U.S. Dollars) unless pre-approved in writing by GUPTA. This maximum sum is calculated based on a Team of eleven (11) members; if GUPTA authorizes a change in the number of members on the Team, the maximum fees will be reduced or increased accordingly.

            All invoices should be sent by Contractor directly to: Gupta Technologies, LLC, Accounts Payable Department, 975 Island Drive, Redwood Shores, CA 94065, Attn: Accounts Payable Administrator. Provided the Accounts Payable Department has received written acceptance of the Deliverable(s) from the designated GUPTA Project Manager, all invoices are due and payable by GUPTA within 30 (thirty) days after receipt of the applicable invoice by GUPTA's Accounts Payable Department.

            Contractor agrees that no compensation will be due from GUPTA beyond what has been expressly outlined in this Exhibit C, unless approved in writing in advance by GUPTA.

6. No Other Modifications: Other than as provided in this Addendum above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed on the dates indicated below, and effective as of the dates specified hereinabove:

      SERVICE PROVIDER:                           GUPTA TECHNOLOGIES, LLC:

      By: ______________________________          By: __________________________
      Name: ____________________________          Name: ________________________
      Title: ___________________________          Title: _______________________
      Date: ____________________________          Date: ________________________

Service Provider__________                                        GUPTA_________

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                                    EXHIBIT A

                               STATEMENT OF WORK:
               MIGRATION OF CLIENT-SERVER APPLICATIONS TO THE WEB

THIS STATEMENT OF WORK ("SOW") is attached to and made a part of the WORK ORDER NUMBER TWO to the Service Agreement No. 02-OSA-8412-SONA-00 dated MARCH 27, 2002 between GUPTA TECHNOLOGIES, LLC ("GUPTA") and OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("Service Provider").

SCOPE OF SERVICES:

GUPTA has requested Service Provider's assistance and support in developing three (3) new sample client-server applications using the Product (the "Applications") and documenting the process of migration of the Applications to the Web using Re-usable mode. Service Provider has agreed to provide GUPTA with the Services needed to migrate the Applications to the Web.

DELIVERABLES:

Migration of Three (3) Applications to the Web, which shall include the following:

      - Creating three (3) new sample (making use of existing samples and tables available in Island database with necessary changes) client-server Applications to cover most of the TD objects.

      -     Drafting a written document briefly describing the Applications.

      -     Migrating the Applications to the Web in reusable mode.

      - Documenting the steps involved in migrating the Applications to the Web in reusable mode.

      - Listing the objects, functions and messages not supported in the Web and developing workaround(s) to implement such functionality (e.g., menus).

      -     Listing any points to be noted for different platforms.

      - Making sure that the migrated Applications work well with IIS and Apache Web servers and is compatible with IE 5.x and IE6.x

      - Providing GUPTA with weekly status reports regarding the above-listed Deliverables.

The estimated timeline for completion of the Deliverables is approximately four
(4) weeks.

PROJECT TIMELINES:

Scheduled Start Date:                     Jul 21, 2003
Anticipated Completion Date:              Aug 29, 2003

RESPONSIBILITIES OF THE PARTIES:

PROJECT/PROCESS MANAGEMENT: Service Provider and GUPTA will each have a project manager(s) assigned to this project who will jointly manage the project processes. The following list includes some of the processes the parties agree to follow: Project Management, Quality Assurance, Project Review, Escalation, and Change Control.

SERVICE PROVIDER         -       Develop three (3) Applications (as defined
RESPONSIBILITIES:                above) and migrate them to the Web.

                         - Document the migration of the Applications to the Web for re-usable mode.

                         - Project process management including review, reporting and escalation.

Service Provider__________                                        GUPTA_________

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                         -       Development environment:  The following
                                 development environment must be used:

                                 - Hardware: Pentium III, 256 MB RAM and 20 GB hard disk.

                                 -       Software:

                                         -     Win 2K with Latest service pack.

                                         -     Linux RedHat 9.0

                                         -     IIS

                                         -     Apache Web server

                                         -     IE 5.x/6.x

                                         -     MS-Word 2000

GUPTA RESPONSIBILITIES:  -       Provide project sponsorship/support.

                         - Provide timely review, feedback and approvals during the project cycle.

COMPENSATION:

PAYMENT TERMS:  FIXED PRICE
Estimated Time for Completion      Four (4)              Weeks

Payment Terms                      Net 30                Invoiced by Service Provider upon Acceptance of the
                                                         Deliverables by GUPTA, as specified below.

FIXED PRICE                        US $2,250             (INCLUSIVE OF ALL EXPENSES)

ACCEPTANCE:

GUPTA has thirty (30) business days from the date of complete delivery of the Deliverables to review said Deliverables for any defects. If GUPTA reports a defect to Service Provider, GUPTA shall have fourteen (14) business days to review the defect resolution provided by Service Provider. Service Provider agrees that all Applications shall be provided to GUPTA free from any Fatal/Major errors. Service Provider further agrees to review and incorporate all feedback from GUPTA regarding the documentation and Applications.

CHANGES TO STATEMENT OF WORK:

After signing this SOW, any changes made will follow the Change Control process agreed upon by both Service Provider and GUPTA. Each such change will be clearly documented in an Amendment to this SOW.

IN WITNESS WHEREOF, the parties have caused this SOW to be executed by their authorized representatives as of the date first above written.

OFFSHORE DIGITAL SERVICES INC., DBA SONATA          GUPTA TECHNOLOGIES, LLC
     Service Provider

By: _____________________________                   By:_________________________

Printed Name: ___________________                   Printed Name: ______________

Title: __________________________                   Title: _____________________

Date: ___________________________                   Date: ______________________

Taxpayer Identification Number: ________________________________

Service Provider__________                                        GUPTA_________

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                                    EXHIBIT B

                               STATEMENT OF WORK:
                   DEVELOPMENT OF INSTALLER FOR TEAM DEVELOPER

THIS STATEMENT OF WORK ("SOW") is attached to and made a part of the WORK ORDER NUMBER TWO to the Service Agreement No. 02-OSA-8412-SONA-00 dated MARCH 27, 2002 between GUPTA TECHNOLOGIES, LLC ("GUPTA") and OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("Service Provider").

EXECUTIVE SUMMARY

Service Provider is pleased to submit this document to GUPTA for developing the Installer for Team Developer. This document detail's Service Provider's Understanding of the requirement, Scope and Process model. The team will understand WISE code, document the Design and develop the installers. The installer for the following will be developed:

      I.    Deploying Team Developer Run-time

      II.   Team Developer product

      III.  Evaluation copy of Team developer

      IV.   Report Builder

      V.    WAM

UNDERSTANDING OF GUPTA'S REQUIREMENTS

- GUPTA has been using WISE installer for preparing the Team Developer Installer. They would like to re-engineer to InstallShield (version 8) based Installer from now on for the new TD version 3.1.

- Development will be done based on the "Yosemite (3.1) Installer PRD v0.2" shared by GUPTA and the understanding from the WISE code. Re-engineered installer should be functionally same as the existing WISE installer. The installer work should also address some of the existing defects in the setup/installation areas of TD 3.0/3.1 and TD 2.1.

-     This would also include the support for the Product
      Registration/Activation to be implemented starting with TD 3.1. The specification for this is expected from GUPTA.

- Installer is expected to work in various Windows platforms as listed below: Windows NT, Windows 2000, Windows XP, Windows 98, Windows ME, Windows Server 2003

-     The installers that are required to be developed are:

      I.    Installer for Team Developer

      II.   Installer to setup Deployment environment

      III.  Installer to Install Evaluation copy of Team Developer

      IV.   Installer for Report Builder

      V.    Installer for WAM

-     English based installer package, same as current support

DEVELOPMENT APPROACH

I.    SCOPE OF WORK

      Developing the Installers for Team Developer will involve:

            -     Understanding the WISE code

            -     Prepare the Design document from the WISE code

            -     Update Installer test cases

            -     Develop the Installer to setup the Deployment environment

            -     Develop the Installer to setup Team Developer

            -     Develop the Installer to setup Evaluation copy of Team
                  Developer

Service Provider__________                                        GUPTA_________

[GUPTA LOGO]

            -     Develop the Installer to setup Report Builder

            -     Develop the Installer for WAM

            -     Provide defect fixes to existing installer defects

II.   PROCESS MODEL

The following process model will be used for this project; overview of the model is given below:

                PROCESS                               RESPONSIBILITY   LOCATION             DELIVERABLE
---------------------------------------------------  ----------------  --------- ------------------------------------
Baseline the inputs received from GUPTA              Service Provider  Offshore  Baseline document

Environment Set-up at Service Provider               Service Provider  Offshore  -

Understanding of WISE scripts                        Service Provider  Offshore  Design document

Updating of Installer Test cases                     Service Provider  Offshore  Updated Installer Test cases

Review of Installer Test cases                       GUPTA             Onsite    Approved Installer Test cases

Develop the Installer to setup Deployment            Service Provider  Offshore  Installer for Deployment environment environment

Review of Installer to setup Deployment environment  GUPTA             Onsite    Feedback/Approval

Develop the Installer for Team Developer             Service Provider  Offshore  Installer for Team Developer

Review of Installer for Team Developer               GUPTA             Onsite    Feedback/Approval

Develop the Installer for Evaluation copy of Team    Service Provider  Offshore  Installer for Evaluation copy of
Developer                                                                        Team Developer

Review of Installer for Evaluation copy of Team      GUPTA             Onsite    Feedback/Approval
Developer

Develop the Installer for Report Builder & WAM       Service Provider  Offshore  Installer for Report Builder and WAM

Review of Installer for Report Builder & WAM         GUPTA             Onsite    Feedback/Approval

Acceptance                                           GUPTA             Onsite    Signoff

III.  SOFTWARE ENVIRONMENT

Operating System        Windows 2000, Windows NT, Windows XP, Windows 98,
                        Windows ME, Windows Server 2003

Development Tools       WISE 9.0, InstallShield Developer Version 8.0

Service Provider__________                                        GUPTA_________

[GUPTA LOGO]

IV. INPUTS FROM GUPTA

                  INPUT                                      DATE EXPECTED
-----------------------------------------               ----------------------
WISE Scripts                                            Already made available

Yosemite (3.1) Installer PRD v0.2                       Already made available

Specifications to support for the Product               Start of the project
Registration/Activation

ESTIMATION

I.    EFFORT ESTIMATE

      Estimation is based on Work break down structure. The following table gives the summary of the estimate for the project.

                                                  EFFORT
                                                  (PERSON
                  DESCRIPTION                      DAYS)                           REMARKS
----------------------------------------------    -------    ---------------------------------------------------
Develop Gupta Runtime Installer                       4      Study Gupta WISE Script - 0.5 pd
                                                             UI design (8 screens) - 1 pd
                                                             Setup and Component design - 0.5 pd
                                                             Install Scripting - 1 pd
                                                             Registry entry - 0.5 pd
                                                             Testing - 0.5 pd

Develop TD Installer                                 14      Study Gupta WISE Script (53 Scripts-23K LOC) - 5 pd
                                                             UI design (16 screens) - 2 pd
                                                             Setup and Component design - 1 pd
                                                             Install Scripting - 3 pd
                                                             Registry entry - 1 pd
                                                             Testing - 2 pd

Develop Installer for Evaluation version of TD        2      Install Scripting and Testing - 2 pd

Develop Installer for Report Builder                  2      Script Changes - 1 pd Testing - 1 pd

Develop Installer for WAM                             2      Script Changes - 1 pd Testing - 1 pd

TOTAL EFFORT                                         24

OVERALL ESTIMATE: Total Effort Required for Installer Development for Team Developer is 1.2 person-months.

II.   SCHEDULES

      SCHEDULED START DATE:                    August 5, 2003
      ANTICIPATED COMPLETION DATE:             September 3, 2003

      The overall indicative schedule for this project is given below. All dates are in mmm/dd format. Duration is in weekdays. Milestones will be based on the start date, currently assumed as Jul-14.

Service Provider__________                                        GUPTA_________

[GUPTA LOGO]

                                                                                     START DATE     END DATE
                           ANALYSIS PHASE                              DURATION       (mmm-dd)       (mmm-dd)
------------------------------------------------------------------     ---------     ----------     ---------
Project Kickoff                                                            0d           Aug-5

Development of Installer to setup Deployment Environment                   5d           Aug-5         Aug-11

Delivery of Installer to setup Deployment Environment                                  Aug-11

Review of Installer to setup Deployment by GUPTA Environment               1d          Aug-11

Development of Installer to setup Team Developer                          11d           Aug-8         Aug-25

Delivery of Installer to setup Team Developer                                          Aug-25

Review of Installer to setup Team Developer by Gupta                       2d          Aug-25         Aug-26

Rework on Installer to setup Team Developer                                2d          Aug-25         Aug-26

Development of Installer for Evaluation copy of Team Developer             2d          Aug 27         Aug 28

Delivery of Installer for Evaluation copy of Team Developer                            Aug 29

Review of Installer for Evaluation copy of Team Developer by GUPTA         1d          Aug 29

Develop and Deliver Installer for Report Builder                           1d          Aug 29

Develop and Deliver Installer for WAM                                      1d           Sep 1

Review of Installers for WAM and Report Builder by GUPTA                   1d           Sep 2

Sign Off                                                                                SEP 3

DELIVERABLES

Service Provider will provide the following Deliverables to GUPTA:

1.    Design document

2.    Updated Installer Test cases

3.    Installer to setup

            I.    Deployment Environment

            II.   Team Developer

            III.  Evaluation copy of Team Developer

            IV.   Report Builder

            V.    WAM

ASSUMPTIONS

- Functionality of the Installer developed using InstallShield will be same as that of the existing Installer using WISE except for registration feature.

- Installation of all files during installation would be installed on the same computer where installer is running and does not involve installation of files on remote machines.

- Effort is based on the assumption of simple registration process as for as installer is concerned. If the requirement is complex and requires additional effort then the same would be discussed with GUPTA for revised effort and schedule.

Service Provider__________                                        GUPTA_________

[GUPTA LOGO]

RISKS AND MITIGATION

SL#                          RISK                          IMPACT                     MITIGATION PLAN
---   --------------------------------------------------   ------   ---------------------------------------------------
1.    Any change in requirement may have an impact on       High    Issues will be discussed with GUPTA and will follow
      effort and the schedule as the project is of short            the change management procedure if necessary
      duration

2.    Any delays in receiving the inputs from GUPTA may     High    Issues will be escalated and resolved mutually
      affect the schedule as the project is of short
      duration

COMPENSATION:

PAYMENT TERMS:  FIXED PRICE

Estimated Time for Completion      1.2           Person-Months
                                                 (equivalent to 204 personhours of work
                                                 @ 170 personhours of work per month)

Payment Terms                      Net 30        Invoiced by Service Provider upon Acceptance of the
                                                 Deliverables by GUPTA, as specified below.

FIXED PRICE                        US $2,700     (INCLUSIVE OF ALL EXPENSES)

ACCEPTANCE:

GUPTA has thirty (30) business days from the date of complete delivery of the Deliverables to review said Deliverables for any defects. If GUPTA reports a defect to Service Provider, GUPTA shall have fourteen (14) business days to review the defect resolution provided by Service Provider. Service Provider agrees that all Applications shall be provided to GUPTA free from any Fatal/Major errors. Service Provider further agrees to review and incorporate all feedback from GUPTA regarding the documentation and Applications.

CHANGES TO STATEMENT OF WORK:

After signing this SOW, any changes made will follow the Change Control process agreed upon by both Service Provider and GUPTA. Each such change will be clearly documented in an Amendment to this SOW.

IN WITNESS WHEREOF, the parties have caused this Statement of Work to be executed by their authorized representatives as of the date first above written.

OFFSHORE DIGITAL SERVICES INC., DBA SONATA        GUPTA TECHNOLOGIES, LLC
           Service Provider

By: ______________________________                By: __________________________

Printed Name: ____________________                Printed Name: ________________

Title: ___________________________                Title: _______________________

Date: ____________________________                Date: ________________________

Taxpayer Identification Number: _____________________________

Service Provider__________                                        GUPTA_________

[GUPTA LOGO]
                              ADDENDUM THREE TO THE
                                SERVICE AGREEMENT
                                     BETWEEN
                        GUPTA TECHNOLOGIES, LLC ("GUPTA")
                                       AND
         OFFSHORE DIGITAL SERVICES INC., DBA SONATA ("SERVICE PROVIDER")

This Addendum Three ("Addendum"), to the Service Agreement dated March 27, 2002, as amended by Addendum One dated March 28, 2003 ("Addendum One") and Addendum Two dated July 21, 2003 ("Addendum Two"), collectively referred to as the "Agreement", is between GUPTA TECHNOLOGIES, LLC, a Delaware limited liability company with corporate offices at 975 Island Drive, Redwood Shores, CA, 94065, USA ("GUPTA"), and OFFSHORE DIGITAL SERVICES INC., DBA SONATA, a California corporation having offices at 6507 Dumbarton Circle, Fremont, CA 94555, USA ("Service Provider").

WHEREAS, GUPTA and Service Provider have agreed to modify the terms and conditions of the Agreement via this Addendum; and

NOW, THEREFORE, GUPTA and Service Provider agree, as follows:

1. Conflicts, Use of Terms: Where applicable, the defined terms in the Agreement and in this Addendum shall convey the same meanings. The terms and conditions contained in this Addendum are hereby incorporated into the Agreement by reference made herein. Notwithstanding the foregoing, in the event of conflict between the terms and conditions of the Agreement and this Addendum, the terms and conditions of this Addendum shall prevail.

2. Renewal of Agreement for the Term of this Addendum: Service Provider and GUPTA hereby acknowledge and agree that the Agreement is hereby renewed for the period from March 28, 2004 ("Effective Date") through March 30, 2006 (the "Term"). Any Work Orders issued under the Agreement still pending as of the Effective Date shall remain in effect under all services are completed, unless otherwise terminated as provided in the Agreement.

3. Compensation for Work Orders: Effective as of June 1, 2004, the "Compensation" section of all Work Orders during the Term of this Addendum, including but not limited to those still pending as of the Effective Date, is hereby deleted in its entirety and replaced with the following:

            COMPENSATION:

                  Effective as of June 1, 2004, Service Provider shall be
            compensated on a Time and Materials basis for the duties to be performed pursuant to (i) any Work Orders in effect on June 1, 2004 and (ii) any future Work Orders entered into between GUPTA and Service Provider during the Term until its expiration on March 30, 2006. Service Provider shall complete the duties specified in each Work Order or SOW on or before the completion date specified therein. Service Provider shall be compensated at a rate equal to $2,475 (Two thousand four hundred seventy-five U.S. Dollars) per month for each employee or agent of Service Provider specifically authorized under the Agreement, which monthly compensation is based on each such employee or agent providing 170 (one hundred and seventy) personhours of work per month. The number of personhours per month has a contingency of +/- 5% (five percent); any effort outside this contingency must be pre-approved in writing by GUPTA. Service Provider and GUPTA acknowledge and agree that, as of June 1, 2004, Service Provider has 18 (eighteen) employees or agents on its team ("Team"); GUPTA reserves the right, in its sole discretion, to reduce or increase the number of employees or agents on the Team on an as-needed basis, with the requirement that any such reduction or increase be pre-approved in writing by GUPTA. Should GUPTA authorize a change in the number of employees or agents on the Team, the monthly compensation due to Service Provider will be reduced or increased accordingly by $2,475 (Two thousand four hundred seventy-five U.S. Dollars)

Service Provider__________                                        GUPTA_________

[GUPTA LOGO]

            per employee or agent. For services provided during the Term pursuant to any Work Order or SOW, compensation will only be paid for actual services provided, and the maximum total fees paid to Service Provider shall not exceed the amount specifically set forth in that Work Order or SOW unless pre-approved in writing by GUPTA. This maximum sum shall be calculated based on a Team of eighteen
            (18) members; if GUPTA authorizes a change in the number of members on the Team, the maximum fees will be reduced or increased accordingly.

                  All invoices should be sent by Service Provider directly to:
            Gupta Technologies, LLC, Accounts Payable Department, 975 Island Drive, Redwood Shores, CA 94065, Attn: Accounts Payable Administrator. Provided the Accounts Payable Department has received written acceptance of the Deliverable(s) from the designated GUPTA Project Manager, all invoices are due and payable by GUPTA within 30 (thirty) days after receipt of the applicable invoice by GUPTA's Accounts Payable Department.

                  Service Provider agrees that no compensation will be due from
            GUPTA beyond what has been expressly outlined in this Addendum, unless approved in writing in advance by GUPTA.

4. No Other Modifications: Other than as provided in this Addendum above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed on the dates indicated below, and effective as of the dates specified hereinabove:

      SERVICE PROVIDER:                         GUPTA TECHNOLOGIES, LLC:

      By: _______________________________       By: ____________________________
      Name: _____________________________       Name: Jeff Bailey
      Title: ____________________________       Title: President and CEO
      Date: _____________________________       Date: __________________________

Service Provider__________                                        GUPTA_________

                                  page 2 of 2